Exhibit 99.1

SUPERVALU Reports Fourth Quarter and Fiscal 2013 Results

MINNEAPOLIS--(BUSINESS WIRE)--April 24, 2013--SUPERVALU INC. (NYSE: SVU) today reported fourth quarter fiscal 2013 net sales of $3.89 billion and a net loss of $1.41 billion, or $6.65 per diluted share. Due to the sale of the Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market stores and related Osco and Sav-on in-store pharmacies on March 21, 2013 (the “transaction”), their results are presented as discontinued operations for all periods.

Net loss from continuing operations for the fourth quarter of fiscal 2013 was $179 million, or $0.85 per diluted share, and included $149 million in after-tax charges, or $0.71 per diluted share, primarily related to non-cash asset impairment charges and employee severance. When adjusted for these charges, the fourth quarter fiscal 2013 loss from continuing operations was $30 million, or $0.14 per diluted share. In the fourth quarter of fiscal 2012, the net loss from continuing operations was $42 million, or $0.20 per diluted share, and included $47 million in after-tax charges, or $0.22 per diluted share, primarily related to non-cash asset impairment charges and employee severance. When adjusted for these charges, fourth quarter fiscal 2012 earnings from continuing operations were $5 million, or $0.02 per diluted share. [See tables 1-4 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release]

“This past quarter was largely about transitioning the company for the future, and I am proud of the many things we accomplished in my first sixty days,” said Sam Duncan, SUPERVALU’s president and chief executive officer. “I brought in Ritchie Casteel as Save-A-Lot’s new president and CEO, and he has already right-sized that organization’s overhead and, along with me, met with a number of licensees to understand what we can do to help drive sales and improve the overall operating model.”

“In the Independent Business, I am very pleased that Janel Haugarth will continue to lead this very important part of our company and am especially grateful for the support we have received from our retailers. I have talked and visited with a number of them and we have established a new National Retailer Advisory Group to facilitate feedback and information sharing,” Duncan continued.

Commenting on the Retail Food segment, Duncan added, “Our banner presidents and their leadership teams are in place and have begun to execute on our decentralized model, with greater autonomy and accountability. They are energized by this change and excited to drive sales and cash in their stores.”

Duncan went on to state, “We have taken the necessary steps to right-size our corporate overhead and move specific responsibilities into our business segments. Simplifying our technology needs is an important part of the strategy going forward, and Randy Burdick, our new executive vice president, chief information officer, has a proven history of success that he brings to SUPERVALU. Also key to the management team as we strive to improve our fresh offerings and drive private label growth are Mark Van Buskirk, executive vice president , merchandising, marketing and pharmacy and Steve Fox, senior vice president, food merchandising.”

“My focus now is on the customer and driving sales increases in all our business units. I am excited to be leading this company and believe that operating results can be improved,” Duncan concluded.

Fourth Quarter Results – Continuing Operations

Fourth quarter net sales were $3.89 billion compared to $3.98 billion last year, a decline of 2.3 percent. The decrease in net sales primarily reflects a decline in identical store sales of negative 4.1 percent for Retail Food and negative 2.6 percent for Save-A-Lot network identical store sales.

Gross profit margin for the fourth quarter was $548 million, or 14.1 percent of net sales, compared to $572 million, or 14.4 percent of net sales last year. The decrease in gross margin as a percent of net sales reflects investment in competitive pricing partially offset by lower promotional spending.

Selling and administrative expenses in the fourth quarter were $759 million, or 19.5 percent of net sales, and included $238 million in charges primarily related to non-cash asset impairments and employee severance. Excluding these items, selling and administrative expenses in the fourth quarter were $521 million, or 13.4 percent of net sales. Selling and administrative expenses in the fourth quarter of fiscal 2012 were $544 million, or 13.7 percent of net sales, and included $15 million in employee severance costs. Excluding these items, selling and administrative expenses in the fourth quarter of fiscal 2012 were $529 million, or 13.3 percent of net sales.

Net interest expense for the fourth quarter was $59 million compared to $57 million last year.

SUPERVALU’s income tax benefit was $97 million, or 35.1 percent of pre-tax loss, for the fourth quarter, compared to an income tax benefit of $25 million, or 37.3 percent of pre-tax loss in last year’s fourth quarter. The income tax benefit for both fiscal years reflects the loss from continuing operations.

Retail Food

Fourth quarter Retail Food net sales were $1.09 billion compared to $1.14 billion last year, a decline of 4.4 percent, primarily reflecting identical store sales of negative 4.1 percent driven by competitive pressures in certain markets and a lower level of promotional spending.

Retail Food operating loss was $238 million, or 21.9 percent of net sales, and included $207 million in pre-tax charges primarily related to non-cash asset impairments. Excluding these charges, retail food operating loss was $31 million, or 2.8 percent of net sales. Last year’s retail food operating loss was $90 million, or 7.9 percent of net sales, and included $48 million in charges primarily related to non-cash asset impairments and employee severance. Excluding these charges, last year’s retail food operating loss was $42 million, or 3.6 percent of net sales. The improvement in retail food operating loss as a percent of net sales, excluding these charges, was driven by the benefit from the Company’s cost cutting initiatives which were partially offset by the deleveraging impact of negative identical store sales.

Save-A-Lot

Fourth quarter Save-A-Lot net sales were $969 million compared to $984 million last year, a decrease of 1.5 percent, reflecting the impact from network identical store sales of negative 2.6 percent partially offset by the benefit from net new store openings.

Save-A-Lot operating earnings in the fourth quarter were $41 million, or 4.3 percent of net sales, and included $8 million in pre-tax non-cash asset impairment charges. Excluding these costs, Save-A-Lot operating earnings were $49 million, or 5.1 percent of net sales, compared to $54 million, or 5.5 percent last year. The decline in operating earnings as a percent of net sales was primarily due to lower gross margin rates attributable to competitive price investments and the de-leveraging impact of negative identical store sales.

Independent Business

Fourth quarter Independent Business net sales were $1.83 billion compared to $1.86 billion last year, a decrease of 1.3 percent. This decline reflects a lower level of new business during the quarter which resulted from a challenging affiliation environment since the Company announced it would review strategic alternatives.

Independent Business operating earnings in the fourth quarter were $25 million, or 1.4 percent of net sales, and included $22 million in pre-tax non-cash asset impairment charges and employee severance. Excluding these costs, Independent Business operating earnings in the fourth quarter were $47 million, or 2.6 percent of net sales. Independent Business operating earnings in the fourth quarter of fiscal 2012 were $43 million, or 2.3 percent of net sales, and included $5 million in pre-tax charges for employee severance. Excluding these costs, Independent Business operating earnings in the fourth quarter of fiscal 2012 were $48 million, or 2.6 percent of net sales.

Fiscal 2013 Results – Continuing Operations

The Company reported full-year net sales of $17.1 billion and a net loss from continuing operations of $263 million, or $1.24 per diluted share, which included $187 million in after-tax charges, or $0.88 per diluted share, primarily related to non-cash asset impairments, employee related costs and store closure expenses. When adjusted for these charges, net loss from continuing operations in fiscal 2013 was $76 million, or $0.36 per diluted share. Full year identical store sales for Retail Food were negative 2.4 percent. Full year Save-A-Lot network identical store sales were negative 3.3 percent.

For fiscal 2013 and fiscal 2012, diluted loss per share is computed using the basic weighted-average number of shares outstanding and excludes all outstanding stock options and restricted stock as their effect is anti-dilutive when applied to losses.

Cash flows

Fiscal 2013 net cash flows from operating activities were $417 million compared to $328 million in the prior year, reflecting lower levels of working capital.

Transaction Update - Discontinued Operations

On January 10, 2013, the company announced it had reached a definitive agreement for the sale of five retail grocery banners (Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market). This transaction was completed on March 21, 2013. The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.

Conference Call

A conference call to review the fourth quarter and year end results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.

SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of approximately 3,420 stores composed of 1,900 independent stores serviced primarily by the Company’s food distribution business, 1,331 Save-A-Lot stores, of which 950 are operated by licensee owners; and 191 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food and drug safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, tax matters, the continuing review of goodwill and other intangible assets, accounting matters, the effect of the sale of the New Albertsons banners, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Quarter Ended		Fiscal Quarter Ended
	February 23, 2013		February 25, 2012
(In millions, except per share data)	(12 weeks)	% of net sales	(12 weeks)	% of net sales

Net sales	$3,890	100.0%	$3,980	100.0%
Cost of sales	3,342	85.9%	3,408	85.6%
Gross profit	548	14.1%	572	14.4%
Selling and administrative expenses	759	19.5%	544	13.7%
Goodwill and intangible asset impairment charges	6	0.1%	38	1.0%
Operating loss	(217)	(5.6)%	(10)	(0.2)%
Interest expense, net	59	1.5%	57	1.4%
Loss from continuing operations before income taxes(1)	(276)	(7.1)%	(67)	(1.7)%
Income tax benefit	(97)	(2.5)%	(25)	(0.6)%
Net loss from continuing operations(1)	(179)	(4.6)%	(42)	(1.1)%
Loss from discontinued operations, net of tax	(1,233)	(31.7)%	(382)	(9.6)%
Net loss	$(1,412)	(36.3)%	$(424)	(10.7)%

Basic and diluted net loss per share
Net loss per share from continuing operations	$(0.85)		$(0.20)
Net loss per share from discontinued operations	$(5.80)		$(1.80)
Net loss per share	$(6.65)		$(2.00)

Weighted average number of shares outstanding
Basic	212		212
Diluted	212		212

(1)

Results for the quarter ended February 23, 2013 include net charges of $244 before tax ($149 after tax, or $0.71 per diluted share), comprised of non-cash property, plant and equipment impairment charges of $210 before tax ($129 after tax, or $0.61 per diluted share), severance costs of $28 before tax ($17 after tax, or $0.08 per diluted share), intangible asset impairment charges of $6 before tax ($3 after tax, or $0.02 per diluted share).

Results for the quarter ended February 25, 2012 include net charges of $54 before tax ($47 after tax, or $0.22 per diluted share), comprised of non-cash goodwill impairment charges of $38 before tax ($37 after tax, or $0.17 per diluted share), and severance costs of $15 before tax ($10 after tax, or $0.05 per diluted share).

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Year Ended		Fiscal Year Ended
	February 23, 2013		February 25, 2012
(In millions, except per share data)	(52 weeks)	% of net sales	(52 weeks)	% of net sales

Net sales	$17,097	100.0%	$17,336	100.0%
Cost of sales	14,803	86.6%	14,926	86.1%
Gross profit	2,294	13.4%	2,410	13.9%
Selling and administrative expenses	2,445	14.3%	2,222	12.8%
Goodwill and intangible asset impairment charges	6	0.0%	92	0.5%
Operating earnings (loss)	(157)	(0.9)%	96	0.6%
Interest expense, net	269	1.6%	247	1.4%
Loss from continuing operations before income taxes(1)	(426)	(2.5)%	(151)	(0.9)%
Income tax benefit	(163)	(1.0)%	(41)	(0.2)%
Net loss from continuing operations(1)	(263)	(1.5)%	(110)	(0.6)%
Loss from discontinued operations, net of tax	(1,203)	(7.0)%	(930)	(5.4)%
Net loss	$(1,466)	(8.6)%	$(1,040)	(6.0)%

Basic and diluted net loss per share
Net loss per share from continuing operations	$(1.24)		$(0.52)
Net loss per share from discontinued operations	$(5.67)		$(4.39)
Net loss per share	$(6.91)		$(4.91)

Weighted average number of shares outstanding
Basic	212		212
Diluted	212		212

(1)

Results for fiscal 2013 include net charges of $303 before tax ($187 after tax, or $0.88 per diluted share), comprised of non-cash property, plant and equipment impairment charges of $227 before tax ($140 after tax, or $0.66 per diluted share), severance and labor buyout costs of $36 before tax ($23 after tax, or $0.10 per diluted share), store closure costs of $22 before tax ($13 after tax, or $0.06 per diluted share), write-off of unamortized financing costs of $22 before tax ($14 after tax, or $0.07 per diluted share) and intangible asset impairment charges of $6 before tax ($3 after tax, or $0.02 per diluted share), offset in party by a cash settlement received from credit card companies of $10 before tax ($6 after tax, or $0.03 per diluted share).

Results for fiscal 2012 include net charges of $107 before tax ($100 after tax, or $0.48 per diluted share), comprised of non-cash goodwill impairment charges of $92 before tax ($90 after tax, or $0.43 per diluted share), and severance-related expenses of $15 before tax ($10 after tax, or $0.05 per diluted share).

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	February 23, 2013	February 25, 2012
(In millions)	(12 weeks)	(12 weeks)

Net sales
Retail Food(1)	$1,089	$1,138
% of total	28.0%	28.6%
Save-A-Lot(1)	969	984
% of total	24.9%	24.7%
Independent Business	1,832	1,858
% of total	47.1%	46.7%
Total net sales	3,890	3,980
	100.0%	100.0%

Operating earnings (loss)
Retail Food(2)	$(238)	$(90)
% of sales	(21.9)%	(7.9)%
Save-A-Lot(3)	41	54
% of sales	4.3%	5.5%
Independent Business(4)	25	43
% of sales	1.4%	2.3%
Corporate(5)	(45)	(17)
Total operating earnings (loss)	(217)	(10)
% of sales	(5.6)%	(0.2)%
Interest expense, net	59	57
Loss from continuing operations before income taxes	(276)	(67)
Income tax benefit	(97)	(25)
Net loss from continuing operations	(179)	(42)
Loss from discontinued operations, net of tax	(1,233)	(382)
Net loss	$(1,412)	$(424)

LIFO charge
Retail Food	$1	$-
Independent Business	(2)	1
Total	$(1)	$1

Depreciation and amortization
Retail Food	$52	$50
Save-A-Lot	16	15
Independent Business	14	16
Total	$82	$81

(1) The Save-A-Lot reportable segment was formerly aggregated with the Retail Food reportable segment.

(2) Retail Food operating loss for the fourth quarter ended February 23, 2013 includes $190 of non-cash asset impairment charges related to software projects abandoned during the quarter and $17 of severance costs. Retail Food operating loss for the fourth quarter ended February 25, 2012 includes $38 of non-cash goodwill impairment charges and $10 of severance costs.

(3) Save-A-Lot operating earnings for the fourth quarter ended February 23, 2013 includes $8 of non-cash operating store impairments.

(4) Independent Business operating earnings for the fourth quarter ended February 23, 2013 includes $6 of non-cash intangible asset impairment charges, $5 of non-cash distribution center impairments and $11 of severance costs. Independent Business operating earnings for the fourth quarter ended February 25, 2012 includes $5 of severance costs.

(5) Corporate operating loss for the quarter ended February 23, 2013 includes $7 of non-cash asset impairment charges.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Year Ended	Fiscal Year Ended
	February 23, 2013	February 25, 2012
(In millions)	(52 weeks)	(52 weeks)

Net sales
Retail Food(1)	$4,736	$4,921
% of total	27.7%	28.4%
Save-A-Lot(1)	4,195	4,221
% of total	24.5%	24.3%
Independent Business	8,166	8,194
% of total	47.8%	47.3%
Total net sales	17,097	17,336
	100.0%	100.0%

Operating earnings (loss)
Retail Food(2)(7)	$(420)	$(328)
% of sales	(8.9)%	(6.7)%
Save-A-Lot(3)(7)	146	232
% of sales	3.5%	5.5%
Independent Business(4)(7)	189	243
% of sales	2.3%	3.0%
Corporate(5)(7)	(72)	(51)
Total operating earnings (loss)	(157)	96
% of sales	(0.9)%	0.6%
Interest expense, net(6)	269	247
Loss from continuing operations before income taxes	(426)	(151)
Income tax benefit	(163)	(41)
Net loss from continuing operations	(263)	(110)
Loss from discontinued operations, net of tax	(1,203)	(930)
Net loss	$(1,466)	$(1,040)

LIFO charge
Retail Food	$5	$11
Independent Business	(1)	5
Total	$4	$16

Depreciation and amortization
Retail Food	$233	$226
Save-A-Lot	68	62
Independent Business	64	67
Total	$365	$355

(1) The Company's Save-A-Lot reportable segment was formerly aggregated with the Retail Food reportable segment.

(2) Retail Food operating loss for the fiscal year-to-date ended February 23, 2013 includes $203 of non-cash asset impairment charges related to abandoned software projects and $21 of severance and labor buyout costs, offset in part by $10 in a cash settlement received from credit card companies. Retail Food operating loss for the fiscal year-to-date ended February 25, 2012 includes $92 of non-cash goodwill impairment charges and $10 of severance costs.

(3) Save-A-Lot operating earnings for the fiscal year-to-date ended February 23, 2013 includes $22 of charges for previously announced store closures and $13 of non-cash operating store impairments.

(4) Independent Business operating earnings for the fiscal year-to-date ended February 23, 2013 includes $6 of non-cash intangible asset impairments, $5 of non-cash operating distribution center impairments and $12 of severance costs. Independent Business operating earnings for the fiscal year-to-date ended February 25, 2012 includes $5 of severance costs.

(5) Corporate operating loss for the fiscal year-to-date ended February 23, 2013 includes $3 of severance costs and $6 of non-cash asset impairment charges.

(6) Interest expense, net for the fiscal year-to-date ended February 23, 2013 includes $22 for the write-off of unamortized costs related to debt which was replaced as a result of the second quarter fiscal 2013 debt refinancing.

(7) Operating segment earnings (loss), primarily Retail Food, includes pension expense of $83, $88, $69 in fiscal 2013, 2012 and 2011 for inactive participants in the SUPERVALU Retirement Plan. This pension expense is anticipated to be reclassified primarily to Corporate Operating earnings (loss) for future periods to reflect the structure of the organization under which the business will be managed. Upon the change in structure all corresponding balances for earlier periods will be recast for comparability.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	February 23, 2013	February 25, 2012

ASSETS
Current assets
Cash and cash equivalents	$72	$64
Receivables, net	466	499
Inventories, net	854	908
Other current assets	84	186
Current assets of discontinued operations	1,494	1,616
Total current assets	2,970	3,273
Property, plant and equipment, net	1,700	2,099
Goodwill	847	847
Intangible assets, net	51	64
Deferred tax assets	345	268
Other assets	144	122
Long-term assets of discontinued operations	4,977	5,428

Total assets	$11,034	$12,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,364	$1,466
Current maturities of long-term debt and capital lease obligations	74	345
Other current liabilities	211	222
Current liabilities of discontinued operations	2,701	1,606
Total current liabilities	4,350	3,639
Long-term debt and capital lease obligations	2,815	2,881
Pension and other postretirement benefit obligations	962	1,024
Long-term tax liabilities	308	278
Other long-term liabilities	223	272
Non-current liabilities of discontinued operations	3,791	3,986
Commitments and contingencies
Total stockholders' equity (deficit)	(1,415)	21

Total liabilities and stockholders’ equity	$11,034	$12,101

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Fiscal Year Ended	Fiscal Year Ended
	February 23, 2013	February 25, 2012
(In millions)	(52 weeks)	(52 weeks)

Cash flows from operating activities
Net loss	$(1,466)	$(1,040)
Net loss from discontinued operations	(1,203)	(930)
Net loss from continuing operations	(263)	(110)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Goodwill and intangible asset impairment charges	6	92
Asset impairment and other charges	283	6
Net gain on sale of assets and exits of surplus leases	(6)	(25)
Depreciation and amortization	365	355
LIFO charge	4	16
Deferred income taxes	(50)	13
Stock-based compensation	13	13
Net pension and other postretirement benefits cost	102	106
Contributions to pension and other postretirement benefit plans	(98)	(83)
Other adjustments	26	21
Changes in operating assets and liabilities
Receivables	30	(6)
Inventories	51	10
Accounts payable and accrued liabilities	(69)	(108)
Income taxes payable	75	55
Other changes in operating assets and liabilities	(52)	(27)
Net cash provided by operating activities - continuing operations	417	328
Net cash provided by operating activities - discontinued operations	481	728
Net cash provided by operating activities	898	1,056

Cash flows from investing activities
Proceeds from sale of assets	38	29
Purchases of property, plant and equipment	(228)	(402)
Other	1	3
Net cash used in investing activities - continuing operations	(189)	(370)
Net cash used in investing activities - discontinued operations	(175)	(114)
Net cash used in investing activities	(364)	(484)

Cash flows from financing activities
Proceeds from issuance of debt	1,713	291
Payments of debt and capital lease obligations	(2,099)	(700)
Payments of debt financing costs	(66)	(8)
Dividends paid	(37)	(74)
Other	(7)	(2)
Net cash used in financing activities - continuing operations	(496)	(493)
Net cash used in financing activities - discontinued operations	(46)	(94)
Net cash used in financing activities	(542)	(587)
Net decrease in cash and cash equivalents	(8)	(15)
Cash and cash equivalents at beginning of year	157	172
Cash and cash equivalents at the end of period	$149	$157
Less cash and cash equivalents of discontinued operations	$77	$93
Cash and cash equivalents of continuing operations	$72	$64

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL INFORMATION
(Unaudited)

SUPERVALU INC's consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. Additionally, SUPERVALU utilizes certain non-gaap measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP.

TABLE 1: FOURTH QUARTER FISCAL 2013 RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS

	Fiscal Quarter Ended February 23, 2013
			Diluted
			Earnings Per
(in millions, except per share data)	Before Tax	After Tax	Share

Net loss from continuing operations	$(276)	$(179)	$(0.85)
Adjustments:
Asset impairment and other charges	210	129	0.61
Severance costs	28	17	0.08
Intangible asset impairment charges	6	3	0.02

Net loss after adjustments	$(32)	$(30)	$(0.14)

TABLE 2: FISCAL 2013 RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS

	Fiscal 2013 Ended February 23, 2013
			Diluted
			Earnings Per
(in millions, except per share data)	Before Tax	After Tax	Share

Net loss from continuing operations	$(426)	$(263)	$(1.24)
Adjustments:
Asset impairment and other charges	227	140	0.66
Severance and labor buy-out costs	36	23	0.10
Store closure impairment charges	22	13	0.06
Unamortized financing cost charge	22	14	0.07
Intangible asset impairment charge	6	3	0.02
Cash settlement received from credit card companies	(10)	(6)	(0.03)

Net loss after adjustments	$(123)	$(76)	$(0.36)

TABLE 3: FOURTH QUARTER FISCAL 2012 RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS

	Fiscal Quarter Ended February 25, 2012
			Diluted
			Earnings Per
(in millions, except per share data)	Before Tax	After Tax	Share

Net loss from continuing operations	$(67)	$(42)	$(0.20)
Adjustments:
Goodwill impairment charge	38	37	0.17
Severance costs	15	10	0.05

Net earnings (loss) after adjustments	$(14)	$5	$0.02

TABLE 4: FISCAL 2012 RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS

	Fiscal 2013 Ended February 25, 2012
			Diluted
			Earnings Per
(in millions, except per share data)	Before Tax	After Tax	Share

Net loss from continuing operations	$(151)	$(110)	$(0.52)
Adjustments:
Goodwill impairment charges	92	90	0.43
Severance costs	15	10	0.05

Net loss after adjustments	$(44)	$(10)	$(0.04)

TABLE: 5 RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FOR 52 WEEKS ENDED FEBRUARY 23, 2013 AND FEBRUARY 25, 2012

	52 Weeks Ended
	February 23,	February 25,
(in millions)	2013	2012

Net loss from continuing operations	$(263)	$(110)
Adjustments:
Depreciation and amortization	365	355
Interest expense, net (1)	247	247
Asset impairment and other charges	227	-
Severance and labor buy-out costs	36	15
Store closure and other impairment charges	22	-
Unamortized financing cost charge	22	-
Goodwill and intangible asset impairment charges	6	92
Cash received on settlement from credit card companies	(10)	-
Income tax benefit	(163)	(41)
Adjusted EBITDA	$489	$558
Pro forma adjustments:
Incremental administrative expense reimbursements (2)	148	143
Pro forma adjusted EBITDA	$637	$701

(1) Interest expense, net for the 52 weeks ended February 23, 2013 is exclusive of the unamortized financing cost impairment charge related to the second quarter fiscal 2013 debt refinancing, which is reported in Unamortized financing cost charge below.

(2) Incremental administrative expense reimbursements represents additional income that would have been earned under the Transition Services Agreement between SUPERVALU INC. and New Albertson's, Inc. ("NAI") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the existing agreement between SUPERVALU, INC. and Albertson's, LLC. The NAI TSA provides NAI with certain administrative and other services following the closing of the NAI Banner Sale for an initial term is two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI.

TABLE 6: RECONCILIATION OF CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED CONSOLIDATED SEGMENT FINANCIAL INFORMATION

	Fiscal Year Ended	Fiscal Year Ended	Fiscal Quarter Ended	Fiscal Quarter Ended
	February 23, 2013	February 25, 2012	February 23, 2013	February 25, 2012
	(52 weeks)	(52 weeks)	(12 weeks)	(12 weeks)

Operating earnings (loss):

Retail Food Operating loss, as reported	$(420)	$(328)	$(238)	$(90)
Adjustments:
Goodwill and intangible asset impairment charges		92		38
Asset impairment and other charges	203		190
Severance and other employee-related costs	21	10	17	10
Cash settlement received from credit card companies	(10)
Retail Food Operating earnings, as adjusted	$(206)	$(226)	$(31)	$(42)

Save-A-Lot Operating earnings, as reported	$146	$232	$41	$54
Adjustments:
Asset impairment and other charges	13		8
Store closure impairment charges	22
Save-A-Lot Operating earnings, as adjusted	$181	$232	$49	$54

Independent Business Operating earnings, as reported	$189	$243	$25	$43
Adjustments:
Intangible asset impairment charges	6		6
Asset impairment and other charges	5		5
Severance costs	12	5	11	5
Independent Business Operating earnings, as adjusted	$212	$248	$47	$48

Corporate Operating loss, as reported	$(72)	$(51)	$(45)	$(17)
Adjustments:
Severance costs	3
Asset impairment and other charges	6		7
Corporate Operating loss, as adjusted	$(63)	$(51)	$(38)	$(17)

Total Operating earnings (loss), as reported	$(157)	$96	$(217)	$(10)
Total adjustments	281	107	244	53
Total Operating earnings (loss), as adjusted	$124	$203	$27	$43

TABLE 7: RETAIL FOOD HISTORICAL IDENTICAL STORE SALES

		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal 2013	Fiscal 2013	Fiscal 2013	Fiscal 2013	Fiscal 2013
Identical Sales	-2.4%	-4.1%	-2.8%	-2.4%	-0.7%
Identical Customer Count	-1.9%	-3.5%	-1.9%	-1.6%	-1.0%
Identical Basket	-0.5%	-0.6%	-0.9%	-0.8%	0.3%

CONTACT:
SUPERVALU INC.
Investor Contact:
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact:
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com